                                                                    EXHIBIT 23.1
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


SAF T LOK INCORPORATED
1101 Northpoint Parkway
West Palm Beach, Florida  33407

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Saf T Lok Incorporated for the registration of 1,071,000 shares of its Common Stock and to the incorporation by reference therein of our report dated March 24, 1999, with respect to the financial statements of Saf T Lok Incorporated included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                  /s/ Goldberg & Company, P.A.
                                  -----------------------------
                                  Goldberg & Company

West Palm Beach,  Florida

September 24, 1999